Exhibit 99.1



                       MMC REPORTS INCREASED THIRD QUARTER
                             AND NINE MONTHS RESULTS

       Quarterly Revenues Increase 11 Percent, Net Income Rises 19 Percent


NEW YORK, NEW YORK, October 21, 2003--Marsh & McLennan Companies, Inc. (MMC) today reported financial results for the quarter and nine months ended September 30, 2003. Consolidated revenues for the quarter increased 11 percent to $2.8 billion. Net income rose 19 percent to $357 million, the largest increase since 2000, and earnings per share grew 18 percent to $.65 from $.55. For the nine months, consolidated revenues rose 10 percent to $8.6 billion. Net income grew 11 percent to $1.2 billion, and earnings per share increased 13 percent to $2.12 from $1.88.

Jeffrey W. Greenberg, chairman, commented: "MMC performed well in the third quarter, with improvement in each of our businesses. Marsh produced excellent results. Secular changes are having a lasting effect on the business of advice and risk transfer. Clients face risks that have grown in number, complexity, and severity. Heightened awareness of these risks creates a great need for expertise, and Marsh is uniquely qualified to address these needs around the world. Marsh also brings to clients a distinctive strength through collaboration with other MMC companies. For example, Marsh and MMC Capital worked together to form AXIS Capital to bring much needed new capacity to the insurance markets in a time of stress. And the addition of

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Mercer Oliver Wyman to MMC significantly strengthens our risk management capabilities in financial services."

Mr. Greenberg continued: "We're pleased that both Mercer and Putnam showed improved results in the current environment. Over the last decade, MMC's activities in retirement and benefits have alternated with risk and insurance services as our major business. Putnam and Mercer are dedicated to responding to retirement needs around the world. Demographic trends in the developed world and the need for a private sector response to retirement issues will provide important opportunities for growth. Putnam and Mercer will be well positioned to take advantage of these growing markets."

Risk and insurance services revenues rose 15 percent in the third quarter to $1.6 billion. On a constant currency basis, which excludes changes in foreign exchange and acquisitions, revenues grew 13 percent. Operating income increased 16 percent to $388 million. Risk management and insurance broking, representing approximately 75 percent of Marsh's revenues, grew 12 percent on a constant currency basis, with double-digit growth throughout the world. Reinsurance broking and services revenues increased 20 percent. Related insurance services revenues grew 9 percent, with strong growth in claims management and underwriting management, a modest increase at MMC Capital, and a slight decline in affinity business.

During the quarter, AXIS Capital Holdings Limited successfully completed its public offering. AXIS was formed through the collaboration of Marsh and MMC Capital in November 2001 with $1.6 billion of capital. As a founding shareholder, MMC invested $100 million directly in AXIS and an additional $60 million through its holding in Trident II.

Risk and insurance services revenues for the nine months reached $5.1 billion, an increase of 17 percent, 14 percent on a constant currency basis. Operating income increased 20 percent to $1.4 billion. Marsh's operating margin expanded for the nine months to 26.5 percent. This indicates the strength of Marsh's performance, particularly as it reflects investments in operating efficiencies to drive future profitability.

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Putnam has benefited from more favorable equity markets. It has posted stronger financial results, has higher assets under management, and has made a number of important changes in its business operations. Putnam's revenues in the third quarter were $507 million, compared with $522 million last year. Operating income grew 17 percent to $136 million. Putnam's total assets under management on September 30, 2003 were $272 billion, 14 percent higher than assets under management at the end of last year's third quarter. Average assets under management during the third quarter were $270 billion, 5 percent higher than average assets in the third quarter last year. At the end of the quarter, mutual fund assets were $171 billion, up 6 percent, and institutional assets were $101 billion, an increase of 31 percent. This includes international assets of $39 billion, which were 44 percent higher than at the end of last year's third quarter.

Mercer's revenues in the third quarter increased 15 percent to $690 million from $600 million, and operating income rose 12 percent to $96 million. On a constant currency basis, revenues grew 3 percent. In the quarter, Mercer's human resource practices reported strong revenue growth in Europe and Asia, partially offset by modest declines in North America. Mercer's economic consulting practice performed well. Management consulting results reflect the strong new business growth of recently acquired Mercer Oliver Wyman. For the nine months, retirement services revenues on a constant currency basis grew 3 percent, health care and group benefits increased 7 percent, and economic consulting grew 9 percent.

Year-to-date, MMC has paid $452 million in dividends to shareholders, including an 11 percent increase in the quarterly dividend effective in the third quarter. MMC also repurchased 8.2 million shares of common stock in the third quarter, bringing its total repurchases for the year to 19.6 million shares for $910 million.

MMC is a global professional services firm with annual revenues exceeding $10 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm; Putnam Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. Approximately 60,000 employees provide analysis, advice and transactional capabilities to clients in over 100 countries. Its stock

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                                       4


(ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.


This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning revenues, expenses, earnings, cash flow, capital structure, pension funding, financial losses and expected insurance recoveries resulting from the September 11, 2001 attack on the World Trade Center in New York City, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies and matters relating to MMC's operations and income taxes. Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions and long-term trends, as well as management's expectations concerning future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements contained herein include, in the case of MMC's risk and insurance services and consulting businesses, the amount of actual insurance recoveries and financial losses from the September 11 attack on the World Trade Center, or other adverse consequences from that incident. Other factors that should be considered in the case of MMC's risk and insurance services business are changes in competitive conditions, movements in premium rate levels, the continuation of difficult conditions for the transfer of commercial risk and other changes in the global property and casualty insurance markets, natural catastrophes, mergers between client organizations, and insurance or reinsurance company insolvencies. Factors to be considered in the case of MMC's investment management business include changes in worldwide and national equity and fixed income markets, actual and relative investment performance, the level of sales and redemptions, and the ability to maintain investment management and administrative fees at appropriate levels; and with respect to all of MMC's activities, changes in general worldwide and national economic conditions, the impact of terrorist attacks, changes in the value of investments made in individual companies and investment funds, fluctuations in foreign currencies, actions of competitors or regulators, changes in interest rates or in the ability to access financial markets, developments relating to claims, lawsuits and contingencies, prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Please refer to Marsh & McLennan Companies' 2002 Annual Report on Form 10-K for "Information Concerning Forward-Looking Statements," its reports on Form 8-K, and quarterly reports on Form 10-Q.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results, and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month, except at the end of March, June, September, and December, when such information will be released with MMC's quarterly earnings announcement. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.

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                                                   Marsh & McLennan Companies, Inc.
                                                  Consolidated Statements of Income
                                               (In millions, except per share figures)
                                                             (Unaudited)



                                                                               Three Months Ended              Nine Months Ended
                                                                                  September 30,                  September 30,
                                                                           --------------------------      -------------------------
                                                                              2003            2002            2003           2002
                                                                           ----------      ----------      ----------     ----------

Revenue:
Risk and Insurance Services                                                  $1,640          $1,431          $5,093         $4,343
Investment Management                                                           507             522           1,447          1,697
Consulting                                                                      690             600           2,014          1,760
                                                                             -------        -------          -------        -------
     Total Revenue                                                            2,837           2,553           8,554          7,800
                                                                             -------        -------          -------        -------

Expense:
Compensation and Benefits                                                     1,486          1,299            4,339          3,829
Other Operating Expenses                                                        758            742            2,306          2,207
                                                                             -------        -------          -------        -------
     Total Expense                                                            2,244          2,041            6,645          6,036
                                                                             -------        -------          -------        -------

Operating Income                                                                593            512            1,909          1,764

Interest Income                                                                   6              5               19             14

Interest Expense                                                                (48)           (43)            (137)          (118)
                                                                             -------        -------          -------        -------

Income Before Income Taxes and Minority Interest Expense                        551            474            1,791          1,660

Income Taxes                                                                    188            168              609            589

Minority Interest Expense, Net of Tax                                             6              7               17             18
                                                                             -------        -------          -------        -------

Net Income                                                                   $  357         $  299           $1,165         $1,053
                                                                             =======        =======          ======         ======

Basic Net Income Per Share                                                    $0.67          $0.56            $2.18          $1.94
                                                                              =====          =====            =====          =====

Diluted Net Income Per Share                                                  $0.65          $0.55            $2.12          $1.88
                                                                              =====          =====            =====          =====

Average Number of
     Shares Outstanding - Basic                                                 531            535              534            542
                                                                                ===            ===              ===            ===

Average Number of
     Shares Outstanding - Diluted                                               550            548              550            559
                                                                                ===            ===              ===            ===

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                                                   Marsh & McLennan Companies, Inc.
                                             Supplemental Information - Revenue Analysis
                                                            Third Quarter
                                                       (Millions) (Unaudited)



                                                          Three Months Ended                    % Change                 Currency/
                                                                                      -----------------------------
                                                             September 30,               GAAP           Constant       Acquisitions
                                                     -----------------------------
                                                         2003             2002          Revenue         Currency          Impact
                                                     ------------     ------------    -----------    --------------   --------------
                                                     ------------     ------------    -----------    --------------   --------------
Risk and Insurance Services
Risk Management and Insurance Broking                   $1,207           $1,052           15%              12%              3%
Reinsurance Broking and Services                           204              168           21%              20%              1%
Related Insurance Services                                 229              211            9%               9%              -
                                                       --------         --------
     Total Risk and Insurance Services                   1,640            1,431           15%              13%              2%
                                                       --------         --------

Investment Management                                      507              522          (3)%             (3)%              -
                                                       --------         --------

Consulting
Retirement Services                                        300              283            6%               1%              5%
Health Care and Group Benefits                              99               93            7%               3%              4%
Human Capital                                              100               92            8%             (1)%              9%
Management and Organizational Change                       117               65           76%               3%             73%
Economic                                                    38               33           18%              16%              2%
                                                       --------         --------
                                                           654              566           15%               2%             13%
Reimbursed Expenses                                         36               34            7%               7%              -
                                                       --------         --------
     Total Consulting                                      690              600           15%               3%             12%
                                                       --------         --------

     Total Revenue                                      $2,837           $2,553           11%               7%              4%
                                                        ======           ======

Revenue from Investment Income (Loss)
Included Above                                          $   28           $   15

Notes to Consolidated Income Statement and Supplemental Information:

Constant currency measures the change in revenue, before the impact of acquisitions and dispositions, using consistent currency exchange rates.

Related insurance services includes U.S. affinity, claims management, underwriting management and MMC Capital businesses.

Interest income on fiduciary funds amounted to $30 million and $91 million for the three months and nine months ended September 30,
2003, respectively, compared with $34 million and $90 million for the same periods of 2002.

Investment income (loss) includes realized and unrealized gains and losses from investments recognized in the income statement, as well as other than temporary declines in the value of available for sale securities. MMC's investments may include seed shares for mutual funds, direct investments in insurance, consulting or investment management companies and investments in private equity funds.

MMC's direct investment in AXIS is classified as an available for sale security. As restrictions on the sale of AXIS shares expire, changes in fair value are reflected on the Balance Sheet until realized. Trident II's investments are carried at fair value, in accordance with investment company accounting. MMC's proportionate share of the change in value of its investment in Trident II is recorded as part of investment income (loss) in the Consolidated Income Statement.
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                                                   Marsh & McLennan Companies, Inc.
                                             Supplemental Information - Revenue Analysis
                                                            Year-to-Date
                                                       (Millions) (Unaudited)



                                                          Nine Months Ended                     % Change                 Currency/
                                                                                      -----------------------------
                                                             September 30,               GAAP           Constant       Acquisitions
                                                     -----------------------------
                                                         2003             2002          Revenue         Currency          Impact
                                                     ------------     ------------    -----------    --------------   --------------
                                                     ------------     ------------    -----------    --------------   --------------
Risk and Insurance Services
Risk Management and Insurance Broking                   $3,800           $3,210           18%              14%              4%
Reinsurance Broking and Services                           627              502           25%              23%              2%
Related Insurance Services                                 666              631            6%               5%              1%
                                                       --------         --------
     Total Risk and Insurance Services                   5,093            4,343           17%              14%              3%
                                                       --------         --------

Investment Management                                    1,447            1,697         (15)%            (15)%              -
                                                       --------         --------

Consulting
Retirement Services                                        912              832           10%               3%              7%
Health Care and Group Benefits                             300              269           12%               7%              5%
Human Capital                                              275              255            8%               2%              6%
Management and Organizational Change                       315              204           54%             (1)%             55%
Economic                                                   109               98           12%               9%              3%
                                                       --------         --------
                                                         1,911            1,658           15%               3%             12%
Reimbursed Expenses                                        103              102            1%               1%              -
                                                       --------         --------
     Total Consulting                                    2,014            1,760           14%               3%             11%
                                                       --------         --------

     Total Revenue                                      $8,554           $7,800           10%               5%              5%
                                                        ======           ======

Revenue from Investment Income (Loss) Included Above
                                                        $   64           $   52














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                                                   Marsh & McLennan Companies, Inc.
                                                       Supplemental Information
                                                        (Millions) (Unaudited)



                                                                               Three Months Ended              Nine Months Ended
                                                                                  September 30,                   September 30,
                                                                           --------------------------      -------------------------
                                                                              2003            2002            2003           2002
                                                                           ----------      ----------      ----------     ----------

Operating Income Including Minority Interest Expense:
Risk and Insurance Services                                                $   388        $   334           $1,351         $1,125
Investment Management                                                          136            116              364            460
Consulting                                                                      96             86              278            250
Corporate                                                                      (33)           (31)            (101)           (89)
                                                                           --------       --------         --------       --------
                                                                               587            505            1,892          1,746
                                                                           --------       --------         --------       --------

Minority Interest Expense, Net of Tax, Included Above:
Risk and Insurance Services                                                      3              4               9              7
Investment Management                                                            3              3               8             11
                                                                           --------       --------         --------       --------
                                                                                 6              7              17             18
                                                                           --------       --------         --------       --------

Operating Income                                                           $   593        $   512          $1,909         $1,764
                                                                           =======        =======          ======         ======

Segment Operating Margins:
Risk and Insurance Services                                                   23.7%          23.3%          26.5%           25.9%
Investment Management                                                         26.8%          22.2%          25.2%           27.1%
Consulting                                                                    13.9%          14.3%          13.8%           14.2%

Consolidated Operating Margin                                                 20.9%          20.1%          22.3%           22.6%
Pretax Margin                                                                 19.4%          18.6%          20.9%           21.3%
Effective Tax Rate                                                            34.0%          35.5%          34.0%           35.5%


Shares Outstanding at End of Period                                            533            537

Potential Minority Interest Associated with the Putnam
     Equity Partnership Plan Net of Dividend Equivalent
     Expense Related to MMC Common Stock Equivalents                             $-             $-             $-              $1




Included in operating results in the third quarter of 2002 was a write down of Putnam's investment related to Thomas H. Lee
Equity Fund IV, partially offset by a contractual payment received from Putnam's Italian joint venture partner. The net impact of these items reduced operating income by approximately $20 million. The remaining intangible asset related to Fund IV was written off in the third quarter of 2003 and had a net impact of approximately $10 million.
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                                                   Marsh & McLennan Companies, Inc.
                                       Supplemental Information - Putnam Assets Under Management
                                                       (Billions) (Unaudited)



                                                        Sept. 30,        June 30,        March 31,        Dec. 31,        Sept. 30,
                                                          2003             2003            2003             2002            2002
                                                      -------------    ------------    -------------    ------------    ------------
Mutual Funds:
Growth Equity                                            $  48            $  48           $  43            $  45           $  45
Value Equity                                                42               42              36               40              38
Blend Equity                                                36               35              30               33              32
Fixed Income                                                45               46              46               46              46
                                                        -------          -------         -------          -------         -------
     Total Mutual Fund Assets                              171              171             155              164             161
                                                        -------          -------         -------          -------         -------

Institutional:
Equity                                                      76               72              64               66              59
Fixed Income                                                25               24              22               21              18
                                                        -------          -------         -------          -------         -------
     Total Institutional Assets                            101               96              86               87              77
                                                        -------          -------         -------          -------         -------
Total Ending Assets                                       $272             $267            $241             $251            $238
                                                          ====             ====            ====             ====            ====

Assets from Non-US Investors                             $  39            $  37           $  33            $  33           $  27
                                                         =====            =====           =====            =====           =====

Average Assets Under Management:
     Quarter-to-Date                                      $270             $260            $244             $249            $257
                                                          ====             ====            ====             ====            ====
     Year-to-Date                                         $258             $252            $244             $279            $289
                                                          ====             ====            ====             ====            ====

Net New Sales/(Redemptions) including
 Dividends Reinvested:
     Quarter-to-Date                                     $(2.7)           $(3.0)          $(1.3)         $   0.4         $ (7.1)
                                                         ======           ======          ======         =======         =======
     Year-to-Date                                        $(7.0)           $(4.3)          $(1.3)         $(10.3)         $(10.7)
                                                         ======           ======          ======         =======         =======












Categories of mutual fund assets reflect style designations aligned with Putnam's various prospectuses. All quarter-end assets conform with the current investment mandate for each product.


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